INDEMNIFICATION AGREEMENT


     This Indemnification Agreement (this "Indemnification Agreement") dated as of June ____, 2000, is entered into by and among Paradigm Medical Industries, Inc., a Delaware corporation ("Paradigm" or the "Buyer"), Paradigm Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Paradigm ("Subsidiary"), Vismed, Inc., d/b/a Dicon, a California corporation "(Dicon") and the undersigned principal shareholders of Dicon (the "Dicon Shareholders") (Paradigm, Subsidiary, Dicon and Dicon Shareholders collectively, the "Parties").

                     W I T N E S S E T H :

     WHEREAS, prior to the execution of this Indemnification Agreement, Paradigm, Subsidiary and Dicon have entered into an Agreement and Plan of Reorganization of even date herewith (the "Plan of Reorganization") providing for certain representations, warranties, and agreements in connection with the transaction contemplated; and

     WHEREAS, the boards of directors of Paradigm, Subsidiary and Dicon have approved the acquisition of Dicon by Paradigm; and

     WHEREAS, the boards of directors of Paradigm, Subsidiary and Dicon have approved the merger of Subsidiary into Dicon (the "Merger") upon the terms and subject to the conditions set forth in the Plan of Reorganization and pursuant to which Dicon will become a wholly owned subsidary of Paradigm; and

     WHEREAS, the Plan of Reorganization provides that after the Effective Time of the Merger, the holders of Dicon Common, pro rata in accordance with their ownership of Dicon Common as of the Effective Time of the Merger, shall succeed to Dicon's indemnification rights and obligations under the Plan of Reorganization; and

     WHEREAS, the obligation of Paradigm to proceed with the transactions contemplated by the Plan of Reorganization is subject to, among other things, the condition that the Dicon Shareholders execute this Indemnification Agreement whereby the Dicon Shareholders shall expressly agree to be obligated for Dicon's indemnification obligations under the Plan of Reorganization.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 Certain Terms Defined. The terms defined in the Plan of Reorganization shall for all purposes of this Indemnification Agreement have the meanings specified in the Plan of Reorganization, unless the context expressly or by necessary implication otherwise requires.


                                    ARTICLE 2

                             AGREEMENT TO INDEMNIFY

2.1 Indemnification by Dicon Shareholders. Effective upon and after the Effective Time of the Merger, the Dicon Shareholders, pro rata in accordance with their ownership of Dicon Common as of the Effective Time of the Merger, hereby expressly assume and agree to be obligated for Dicon's indemnification obligations under the Plan of Reorganization. Without limiting the generality of the foregoing sentence, Dicon Shareholders hereby expressly agree to indemnify and hold harmless Paradigm and Subsidiary against and in respect of any direct out-of-pocket loss, damage, or expense arising out of:

     (a) Any claim, liability, or obligation suffered or incurred by Paradigm or Subsidiary resulting from or arising out of any misrepresentation, breach, or non-fulfillment of any representation, warranty, covenant, or agreement on the part of Dicon contained in the Plan of Reorganization; and

     (b) All actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorney's fees, direct out-of-pocket costs and expenses incident to the foregoing, including (but not limited to) any audit or investigation by any governmental entity.

2.2 Survival of Obligation to Indemnify. The provisions in the Plan of Reorganiization dealing with indemnification including, but not limited to, provisions dealing with the survival of the indemnification obligations of Dicon and notice and procedure requirements shall apply equally to the indemnification obligations of Dicon Shareholders under this Indemnification Agreement. Accordingly, it is agreed that after the maximum aggregate amount for which any shareholder of Dicon Common is required to indemnify Paradigm or Subsidiary pursuant to this Indemnification Agreement and the Plan of Reorganization shall not exceed such shareholder's Pro Rata Indemnification Obligation (as defined below). A shareholder's Pro Rata Indemnification Obligation shall be determined by multiplying (x) the Indemnity Amount by (y) the quotient of (A) the number of shares of Paradigm Common paid to such shareholder under the Plan of Reorganization, divided by (B) the total number of shares of Paradigm Common paid to shareholders of Dicon Common hereunder as part of the Merger
Consideration. Each of the undersigned Dicon Shareholders represents and warrants that the number of shares of Dicon Common owned by him or it is set forth following his or its signature.


                                    ARTICLE 3

                                  MISCELLANEOUS

3.1 Termination; Expenses. This Indemnification Agreement shall terminate in the event of and upon termination of the Plan of Reorganization.

3.2 Prior Agreements; Modifications. This Indemnification Agreement the Plan of Reorganization constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all prior agreements, documents, or other instruments with respect to the matters covered hereby. This Agreement may be amended by an instrument in writing signed by each of Dicon, Dicon Shareholders, Subsidiary and Paradigm.

3.3 Captions and Table of Contents. The captions and table of contents in this Indemnification Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Indemnification Agreement.

3.4 Governing Law. The terms of this Indemnification Agreement shall be governed by, and interpreted and construed in accordance with the provisions of, the laws of the State of Delaware without regard to its conflicts of law principles.

3.5 Counterparts. This Indemnification Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof.

3.6 Severability. If any clause, provision, or section of this Indemnification Agreement is ruled illegal, invalid, or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision, or section shall not affect any of the remaining provisions hereof.

3.7 Notices. Any notice, request, instruction, or other document to be given hereunder shall be in writing and shall be transmitted by certified or registered mail, postage prepaid, by reputable express courier, or by facsimile transmission. The addresses or facsimile telephone numbers to which such communications shall be sent are as follows:

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


If to Dicon:
       10373 Roselle Street
       San Diego, California 92121
       Attention: Mark R. Miehle, President and
       Chief Executive Officer
       Facsimile Number:

       With a copy to:

       Luce, Forward, Hamilton & Scripps LLP
       600 West Broadway, Suite 2600
       San Diego, California 92101
       Attention: Dennis J. Doucette, Esq.
       Facsimile Number:


If to Paradigm or Subsidiary:

       2355 South 1070 West
       Salt Lake City, Utah  84119
       Attention: Thomas F. Motter, President and
       Chief Executive Officer
       Facsimile Number:

       With a copy to:

       Mackey, Price & Williams
       170 South Main Street, Suite 900
       Salt Lake City, Utah  84101-1655
       Attention: Randall A. Mackey, Esq.
       Facsimile Number: (801) 575-5006

If to Dicon Shareholders:

       To their respective addresses or facsimile telephone numbers following their signatures below.

or to such other address or facsimile telephone number as any party may from time to time designate to the others in writing.

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


3.8 Waiver. The performance of any covenant or agreement or the fulfillment of any condition of this Indemnification Agreement by Dicon Shareholders may be expressly waived only in writing by Paradigm. Any waiver hereunder shall be effective only in the specific instance and for the purpose for which given. No failure or delay on the part of Paradigm or Subsidiary in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies expressly specified in this Indemnification Agreement are cumulative and are not exclusive of any rights or remedies which either party would otherwise have.

3.9 Attorney's Fees. In the event any party hereto institutes litigation to enforce its rights or remedies under this Indemnification Agreement, the party prevailing in such litigation shall be entitled to receive an award from the non-prevailing party of the prevailing party's reasonable attorney's fees and costs incurred in connection with such litigation. The foregoing shall include reasonable attorney's fees and costs incurred at trial, on any appeal and in any proceeding in bankruptcy.

3.10 Consent to Jurisdiction. Each of the Parties irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Utah located in the County of Salt Lake, and of the United States District Court for the Central District of Utah for purposes of any suit, action, or proceeding relating to this Indemnification Agreement or the Plan of Reorganization (a "Related Proceeding") and irrevocably waives, to the fullest extent it may effectively do so, (i) any objection it may have to the laying of venue of any Related Proceeding in any such court, and (ii) the defense of an inconvenient forum to the maintenance of any Related Proceeding in any such court. IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound hereby, has duly executed this Indemnification Agreement as of the date first written above.

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

            Dicon:

                              VISMED, INC., d/b/a DICON


                              By:   /s/ Mark H. Miehle
                                   --------------------
                              Mark H. Miehle, President and
                              and Chief Executive Officer

            Paradigm:

                              PARADIGM MEDICAL INDUSTRIES, INC.


                              By:    /s/ Thomas F. Motter
                                     --------------------
                              Thomas F. Motter, President and
                              Chief Executive Officer

            Subsidiary:

                              PARADIGM SUBSIDARY, INC.


                              By: /s/ Thomas F. Motter
                                  ----------------------
                              Thomas F. Motter, President and
                              Chief Executive Officer

            Dicon Shareholders:

                            POLYCARE OPTICAL


                            By: /s/ Sammy Simarco
                                -----------------------
                            Its:_________________________
                            Number of Shares Owned: 4,509,868
                            Facsimile Telephone Number:
                            Address:

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


                            /s/ Mark R. Miehle
                            ------------------
                            Mark R. Miehle
                            Number of Shares Owned: 327,560
                            Facsimile Telephone Number:
                            Address:



                            /s/ Neil Davis
                            -----------------
                            Neil Davis
                            Number of Shares Owned: 240,000
                            Facsimile Telephone Number:
                            Address:

                            RH CAPITAL ASSOCIATES


                            /s/ Robert Horwitz
                            --------------------
                            ___________________________
                            Its:_______________________
                            Number of Shares Owned: 152,667
                            Facsimile Telephone Number:
                            Address:

                            Eberhardt Family Trust
                            (UTD) dated 3/12/92


                            By: ________________________
                            Richard Eberhardt, Trustee
                            Number of Shares Owned:86,670
                            Facsimile Telephone Number:
                            Address:



                             /s/ George Mansfield
                             ------------------------
                            George Mansfield
                            Number of Shares Owned: 114,000
                            Facsimile Telephone Number:
                            Address:

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